eXHIBIT 10.13

form of

CURBLINE PROPERTIES LP
TIME-BASED LTIP UNITS AWARD AGREEMENT

1.	Holder:	__________ (the “Holder”)
2.	Plan:	Curbline Properties Corp. 2024 Equity and Incentive Compensation Plan (the “Plan”)
3.	Date of Grant:	__________, 20__ (the “Date of Grant”)
4.	Number of LTIP Units:	__________
5.

Vesting Schedule: If you are then and have been continuously employed by the Company or a Subsidiary (subject to the terms of this Time-Based LTIP Units Award Agreement (the “Agreement”), the LP Agreement, and the Plan), the Unvested LTIP Units subject hereto shall become Vested LTIP Units (“Vesting” or substantially similar terms) as follows:

Vesting Date	Unvested LTIP Units Vesting

Additional provisions regarding the Vesting of Unvested LTIP Units, and other terms and conditions of the LTIP Units, are specified in the Agreement, the Amended and Restated Agreement of Limited Partnership of Curbline Properties LP (as may be amended or amended and restated from time to time, and including all exhibits thereto, the “LP Agreement”), and the Plan. Capitalized terms not defined in this Agreement shall have the meaning as defined in the Plan or the LP Agreement, as applicable.

ACCEPTANCE OF AWARD

I accept the LTIP Units granted to me on the Date of Grant as specified in this Agreement, and I agree to be bound by the terms and conditions of the Agreement, the LP Agreement and the Plan.

CURBLINE PROPERTIES LP	HOLDER

By: Curbline Properties Corp., a Maryland corporation Its: General Partner	Name:

By:
Name:
Title:

Pursuant to the Curbline Properties Corp. 2024 Equity and Incentive Compensation Plan (the “Plan”), and the Amended and Restated Agreement of Limited Partnership of Curbline Properties LP (as may be amended or amended and restated from time to time, and including all exhibits thereto, the “LP Agreement”), entered into by and between CBLP LLC, a Delaware limited liability company, and Curbline Properties Corp., a Maryland corporation (the “Company”), as general partner of Curbline Properties LP (the “Partnership”), the Company hereby grants (and provides for the Partnership to grant) an award of a number of Operating Partnership Units (as defined in the Plan, “LTIP Units”) set forth on the first page of the Agreement (an “Award”) to the Holder named on the first page of the Agreement and having the rights, voting powers, restrictions, limitations as to distributions, qualifications and terms and conditions of redemption and conversion set forth herein and in the Plan (and as set forth in the LP Agreement for “LTIP Units”). Capitalized terms in this Agreement not otherwise defined herein shall have the meaning specified in the Plan and LP Agreement, as applicable.

1.
Transfer of Award; Transfer of Converted Common Units.
a.
Except as otherwise permitted by the Committee, none of the LTIP Units granted hereunder, nor any of the Common Units (as defined in the LP Agreement, “Common Units”) of the Partnership into which such LTIP Units may be converted (the “Converted Common Units”), shall be sold, assigned, gifted, pledged, encumbered, hypothecated, mortgaged, exchanged, transferred or in any other manner disposed of, or alienated, whether voluntarily or by operation of law (each such action a “Transfer”) prior to (if at all) the Vesting of such LTIP Units. Upon or after the Vesting of any LTIP Unit, such LTIP Unit may be Transferred (including any redemption or acquisition of such LTIP Unit by the Partnership or the Company) only as permitted by the terms of the LP Agreement. Similarly, Converted Common Units may be Transferred (including any redemption or acquisition by the Partnership or the Company) only as permitted by the terms of the LP Agreement. Any attempted Transfer of LTIP Units or Converted Common Units not in accordance with the terms and conditions of this Section 1 shall be null and void, and the Partnership shall not reflect on its records any change in record ownership of any LTIP Units or Converted Common Units as a result of any such Transfer, shall otherwise refuse to recognize any such Transfer and shall not in any way give effect to any such Transfer of any LTIP Units or Converted Common Units. Except as otherwise permitted by the Committee, or otherwise as permitted by the terms of the LP Agreement, this Agreement is personal to the Holder, is non-assignable and is not transferable in any manner, by operation of law or otherwise, other than by will or the laws of descent and distribution.
2.
Vesting of LTIP Units. Except as provided in Section 3 of this Agreement, the Unvested LTIP Units shall become Vested LTIP Units as set forth in the Agreement. The Committee may at any time accelerate or continue the vesting schedule referred to in this Section 2.
3.
Termination of Employment. If the Holder’s employment by the Company and its Subsidiaries terminates prior to all of the LTIP Units either Vesting or being forfeited under the terms of this Agreement, then the Unvested LTIP Units that have not then been forfeited will Vest or be forfeited as follows:
a.
Termination due to Death or Disability, Termination Without Cause, or Termination for Good Reason. If the Holder’s employment with the Company and its Subsidiaries is terminated (i) by reason of the Holder’s death, (ii) by the Company and its Subsidiaries due to the Holder’s Disability, (iii) by the Company and its Subsidiaries without Cause, or (iv) by the Holder for Good Reason, all Unvested LTIP Units shall become immediately and automatically Vested on the date of such termination.
b.
Certain Defined Terms. For purposes of this Agreement, the following terms shall have the following meanings:

i.
Cause. “Cause” shall have the definition given to such term in the Holder’s employment, change in control or similar agreement with the Company or any Subsidiary (an “Individual Agreement”), if any, or if the Holder has no Individual Agreement (or if it does not define Cause), the term “Cause” shall mean: (A) conviction of the Holder for committing a felony under federal law or in the law of the state in which such action occurred; (B) dishonesty in the course of fulfilling the Holder’s employment duties; (C) willful and deliberate failure on the part of the Holder to perform the Holder’s employment duties in any material respect; or (D) prior to a Change in Control, such other events substantially similar to those described in this Section 4(b)(i)(A)-(C), as shall be determined by the Committee in its reasonable exercise of discretion. The Committee shall, unless otherwise provided in the Holder’s Individual Agreement, have the sole discretion to determine whether Cause exists for purposes of this Section 3(b)(i), and its determination shall be final.
ii.
Disability. “Disability” shall have the definition given to the term “Total Disability” in the Holder’s Individual Agreement, if any, or if the Holder has no Individual Agreement (or if it does not define Total Disability), shall mean that the Holder is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months and otherwise satisfies the requirements to be disabled under Section 409A of the Code.
iii.
Good Reason. “Good Reason” shall have the definition given to such term in the Holder’s Individual Agreement, if any, or if the Holder has no Individual Agreement (or if it does not define Good Reason), the term “Good Reason” shall mean: (A) a material reduction in the nature or scope of the responsibilities, authorities or duties of the Holder attached to the Holder’s position; (B) a change of more than 50 miles in the location of the Holder’s principal office; or (C) a material reduction in the Holder’s remuneration; provided, that no later than 90 days following an event constituting Good Reason the Holder gives notice to the Company of the occurrence of such event, the Company fails to cure the event within 30 days following the receipt of such notice, and the Holder terminates employment with the Company and its Subsidiaries within one year from the date the event described in clause (A), (B), or (C) above initially occurred. The Committee shall, unless otherwise provided in the Holder’s Individual Agreement, have the sole discretion to determine whether Good Reason exists for purposes of this Section 3(b)(iii), and its determination shall be final.
c.
Other Termination. Unless otherwise determined by the Committee, if the Holder’s employment with the Company and its Subsidiaries terminates other than in the circumstances described in paragraph (a) of this Section 3, any Unvested LTIP Units that have not Vested at the time of termination will be forfeited upon termination.
4.
Effectiveness of Award. Subject to the terms of this Agreement, on the Date of Grant, the Holder shall be admitted as a partner of the Partnership with beneficial ownership of the LTIP Units that have been issued to the Holder pursuant to this Agreement on such date and the Holder shall have all the rights of a Limited Partner of the Partnership with respect to such LTIP Units, as set forth in the LP Agreement.
5.
Distributions. Distributions on the LTIP Units shall be paid to the Holder pursuant to the LP Agreement, including without limitation Section 1.5 of Exhibit B thereto and Articles 5 and 13 thereof. This Agreement and the Award shall be administered in a manner consistent with the intentions described in this Section 5.
6.
Rights with Respect to LTIP Units. In accordance with the LP Agreement, if an LTIP Unit Adjustment Event (as defined in the LP Agreement) occurs, then the General Partner shall make a corresponding adjustment to the LTIP Units to maintain the same correspondence between the

Common Units and LTIP Units as existed prior to such LTIP Unit Adjustment Event. The Holder shall have the right to vote the LTIP Units to the extent permitted under the LP Agreement.
7.
Incorporation of LP Agreement and Plan. Notwithstanding anything herein to the contrary, this Agreement shall be subject to and governed by all the terms and conditions of the LP Agreement and the Plan. Subject to applicable law, in the event of a conflict between the terms of the Plan and/or the terms of the LP Agreement and the terms of this Agreement, the terms of the Plan and/or the LP Agreement, as applicable, shall control.
8.
Tax Withholding; Tax Treatment. Subject to Section 17 of the Plan, no later than the date as of which an amount first becomes includible in the gross income of the Holder for income tax purposes or subject to the Federal Insurance Contributions Act withholding with respect to the LTIP Units granted hereunder, the Holder will pay to the Company or, if appropriate, any of its Subsidiaries, or make arrangements satisfactory to the Committee regarding the payment of, any United States federal, state or local or foreign taxes of any kind required by law to be withheld with respect to such amount, if any. The obligations of the Company under this Agreement will be conditional on such payment or arrangements, and the Company and its Subsidiaries shall, to the extent permitted by law, have the right to deduct any such taxes from any payment otherwise due to the Holder. Notwithstanding any other provision of this Agreement, the Company does not make any representations or warranties to the Holder with respect to the tax treatment of the transactions contemplated by this Agreement.
9.
Tax Matters; Section 83(b) Election. The Holder shall make an election to include in gross income in the year of transfer the value of the LTIP Units hereunder pursuant to Section 83(b) of the Internal Revenue Code (“Section 83(b)”) substantially in the form attached hereto as Exhibit A and to the extent so elected to supply the necessary information in accordance with the regulations promulgated thereunder. It is intended that the liquidation value of the LTIP Units equal zero on the Date of Grant. The Holder should consult with the Holder’s tax advisor to determine the tax consequences of acquiring the LTIP Units and of filing the Section 83(b) election. The Holder acknowledges that it is the Holder’s sole responsibility, and not that of the Company, to file a timely election under Section 83(b).
10.
Section 409A of the Code. If any compensation provided by this Agreement may result in the application of Section 409A of the Code, the Company shall, in consultation with the Holder, modify the Agreement in the least restrictive manner necessary in order to, where applicable, (a) exclude such compensation from the definition of “deferred compensation” within the meaning of such Section 409A or (b) comply with the provisions of Section 409A, other applicable provision(s) of the Code and/or any rules, regulations or other regulatory guidance issued under such statutory provisions and to make such modifications, in each case, without any diminution in the value of the benefits granted hereby to the Holder.
11.
Investment Representation; Registration. The Holder hereby makes the covenants, representations and warranties set forth on Exhibit B attached hereto as of the Date of Grant and as of each applicable Vesting Date (or, when otherwise applicable, the date of a Change in Control). All of such covenants, warranties and representations shall survive the execution and delivery of this Agreement by the Holder. The Holder shall immediately notify the Partnership upon discovering that any of the representations or warranties set forth on Exhibit B was false when made or have, as a result of changes in circumstances, become false. The Partnership will have no obligation to register under the Securities Act of 1933, as amended, any of the LTIP Units or any other securities issued pursuant to this Agreement or upon conversion or exchange of the LTIP Units into other limited partnership interests of the Partnership or shares of capital stock of the Company.
12.
No Obligation to Continue Employment. Neither the Company nor any Subsidiary is obligated by or as a result of the Plan or this Agreement to continue the Holder’s employment and neither the Plan nor this Agreement shall interfere in any way with the right of the Company or any Subsidiary to terminate the employment of the Holder at any time.

13.
No Limit on Other Compensation Arrangements. Nothing contained in this Agreement shall preclude the Company nor any Subsidiary from adopting or continuing in effect other or additional compensation plans, agreements or arrangements, and any such plans, agreements and arrangements may be either generally applicable or applicable only in specific cases or to specific persons.
14.
Status of LTIP Units under the Plan. The LTIP Units are both issued as equity securities of the Partnership and granted as “Operating Partnership Units” under the Plan. The Company will have the right at its option, as set forth in the LP Agreement, to issue Common Stock in exchange for Converted Common Units into which LTIP Units are converted pursuant to the LP Agreement, subject to certain limitations set forth in the LP Agreement (and such Common Stock, if issued, will be issued under the Plan). The Holder acknowledges that the Holder will have no right to approve or disapprove such election by the Company.
15.
Severability. If any term or provision of this Agreement is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction or under any applicable law, rule or regulation, then such provision shall be construed or deemed amended to conform to applicable law (or if such provision cannot be so construed or deemed amended without materially altering the purpose or intent of this Agreement and the grant of LTIP Units hereunder, such provision shall be stricken as to such jurisdiction and the remainder of this Agreement and the award hereunder shall remain in full force and effect).
16.
Legend. The records of the Partnership and any other documentation evidencing the LTIP Units shall bear an appropriate legend, as determined by the Partnership in its sole discretion, to the effect that such LTIP Units are subject to restrictions as set forth herein, in the Plan and in the LP Agreement.
17.
Restrictive Covenants. In the event the Holder breaches any of the restrictive covenants set forth in the Holder’s Individual Agreement (if any) while such restrictive covenants are in effect, the Holder will forfeit the LTIP Units as of the date of such breach.
18.
Amendment; Modification. This Agreement may only be modified or amended in a writing signed by the parties hereto, provided that the Holder acknowledges that the Plan may be amended or discontinued in accordance with Section 19 thereof and that this Agreement may be amended or canceled by the Committee, on behalf of the Company and the Partnership, for the purpose of satisfying changes in law or for any other lawful purpose, so long as no such action shall adversely affect in a material way the Holder’s rights under this Agreement without the Holder’s written consent. No promises, assurances, commitments, agreements, undertakings or representations, whether oral, written, electronic or otherwise, and whether express or implied, with respect to the subject matter hereof, have been made by the parties which are not set forth expressly in this Agreement. The failure of the Holder or the Company or the Partnership to insist upon strict compliance with any provision of this Agreement, or to assert any right the Holder or the Company or the Partnership, respectively, may have under this Agreement, shall not be deemed to be a waiver of such provision or right or any other provision or right of this Agreement.
19.
Complete Agreement. This Agreement (together with those agreements and documents expressly referred to herein, for the purposes referred to herein) embody the complete and entire agreement and understanding between the parties with respect to the subject matter hereof, and supersede any and all prior promises, assurances, commitments, agreements, undertakings or representations, whether oral, written, electronic or otherwise, and whether express or implied, which may relate to the subject matter hereof in any way.
20.
Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, except to the extent otherwise governed by Federal law.
21.
Headings. Section, paragraph and other headings and captions are provided solely as a convenience to facilitate reference. Such headings and captions shall not be deemed in any way material or relevant to the construction, meaning or interpretation of this Agreement or any term or provision hereof.
22.
Successors and Assigns. The rights and obligations created hereunder shall be binding on the Holder and his heirs and legal representatives and on the successors and assigns of the Partnership.
23.
Electronic Delivery. The Company may, in its sole discretion, deliver any documents related to the LTIP Units and the Holder’s participation in the Plan, or future awards that may be granted under the Plan, by electronic means or request the Holder’s consent to participate in the Plan by electronic means. The Holder hereby consents to receive such documents by electronic delivery and, if requested, agrees to participate in the Plan through an on-line or electronic system established and maintained by the Company or another third party designated by the Company.
24.
Clawback. Notwithstanding anything in this Agreement to the contrary, the Holder acknowledges and agrees that this Agreement and any compensation described herein are subject to the terms and conditions of the Company’s clawback provisions, policy or policies, respectively, as may be in effect from time to time, including specifically to implement Section 10D of the Securities Exchange Act of 1934, as amended, and any applicable rules or regulations promulgated thereunder (including applicable rules and regulations of any national securities exchange on which such Company’s shares at any point may be traded) (the “Compensation Recovery Policy”), and applicable sections of this Agreement and any related documents shall be deemed superseded by and subject to (as applicable) the terms and conditions of the Compensation Recovery Policy. Further, the Holder agrees to fully cooperate with the Company in connection with any of the Holder’s obligations to the Company and its Subsidiaries pursuant to the Compensation Recovery Policy, and agrees that the Company may enforce its rights under the Compensation Recovery Policy through any and all reasonable means permitted under applicable law as it deems necessary or desirable under the Compensation Recovery Policy, in each case from and after the effective dates thereof.
25.
Notices. Notices hereunder shall be mailed or delivered to the Company at its principal place of business and shall be mailed or delivered via electronic means to the Holder by hand or at the mailing or electronic address on file with the Company or, in either case, at such other address as one party may subsequently furnish to the other party in writing.

Exhibit A

PROTECTIVE ELECTION UNDER SECTION 83(b) OF THE INTERNAL REVENUE CODE

The undersigned hereby makes an election pursuant to Section 83(b) of the Internal Revenue Code of 1986, as amended, to include in gross income as compensation for services the excess (if any) of the fair market value of the property described below over the amount paid for such property.

1. The name, address and taxpayer identification number of the undersigned are:

 Name: ____________________________________ (the “Taxpayer”)

 Address: __________________________________

 Social Security No./Taxpayer Identification No.: ____________________

 Taxable Year: Calendar Year _____

2. Description of property with respect to which the election is being made:

The election is being made with respect to ______LTIP Units (“LTIP Units”) in Curbline Properties LP (the “Partnership”).

3. The date on which the LTIP Units were transferred to the undersigned is _______________________

4. Nature of restrictions to which the LTIP Units are subject:

(a) With limited exceptions, until the LTIP Units vest, the Taxpayer may not transfer in any manner any portion of the LTIP Units without the consent of the Partnership.

(b) LTIP Units are subject to time-based vesting, with [_____] LTIP Units vesting on each of the [_____] anniversaries of the Date of Grant, provided that the Taxpayer remains an employee of Curbline Properties Corp. (the “Company”) or at least one of its subsidiaries through such dates, subject to acceleration or continued vesting in certain specified circumstances. Unvested LTIP Units are subject to forfeiture in the event of failure to vest based on the passage of time and continued employment with the Company or its subsidiaries.

5. The fair market value at time of transfer of the LTIP Units with respect to which this election is being made was $0 per LTIP Unit. The LTIP Units qualify as “profits interests” for federal income tax purposes as set forth in Revenue Procedure 93-27, 1993-2 C.B. 343.

6. The amount paid by the Taxpayer for the LTIP Units was $0 per LTIP Unit.

7. The amount to include in gross income is $0.

The undersigned taxpayer will file this election with the Internal Revenue Service office with which taxpayer files his or her annual income tax return not later than 30 days after the date of transfer of the property. A copy of the election also will be furnished to the person for whom the services were performed. Additionally, the undersigned will include a copy of the election with his or her income tax return for the taxable year in which the property is transferred. The undersigned is the person performing the services in connection with which the property was transferred.

Dated: ____________________

Name: ____________________

Signature of Taxpayer

EXHIBIT B

HOLDER’S COVENANTS, REPRESENTATIONS AND WARRANTIES

The Holder hereby represents, warrants and covenants as follows:

(a) The Holder has received and had an opportunity to review the following documents (the “Background Documents”):

(i) The Company’s Registration Statement on Form 10 originally publicly filed with the Securities and Exchange Commission (the “Commission”) on September 3, 2024, as subsequently amended and declared effective by the Commission;

(ii) Each of the Company’s Current Report(s) on Form 8-K, if any, filed since the effectiveness of the Company’s Registration Statement on Form 10;

(iii) The Amended and Restated Agreement of Limited Partnership of Curbline Properties LP, as amended or amended and restated from time to time;

(iv) The Curbline Properties Corp. 2024 Equity and Incentive Compensation Plan; and

(v) The Company’s Articles of Incorporation, as amended or amended and restated from time to time.

The Holder also acknowledges that any delivery of the Background Documents and other information relating to the Company and the Partnership prior to the determination by the Partnership of the suitability of the Holder as a holder of LTIP Units (as defined in the LP Agreement) shall not constitute an offer of LTIP Units until such determination of suitability shall be made.

(b) The Holder hereby represents and warrants that:

(i) The Holder either (A) is an “accredited investor” as defined in Rule 501(a) under the Securities Act of 1933, as amended (the “Securities Act”), or (B) by reason of the business and financial experience of the Holder, together with the business and financial experience of those persons, if any, retained by the Holder to represent or advise him or her with respect to the grant to him or her of LTIP Units, the potential conversion of LTIP Units into Common Units of the Partnership (“Converted Common Units”) and the potential redemption of such Converted Common Units for shares of Common Stock (“Shares”), has such knowledge, sophistication and experience in financial and business matters and in making investment decisions of this type that the Holder (I) is capable of evaluating the merits and risks of an investment in the Partnership and potential investment in the Company and of making an informed investment decision, (II) is capable of protecting his or her own interest or has engaged representatives or advisors to assist him or her in protecting his or her its interests, and (III) is capable of bearing the economic risk of such investment.

(ii) The Holder understands that (A) the Holder is responsible for consulting his or her own tax advisors with respect to the application of the U.S. federal income tax laws, and the tax laws of any state, local or other taxing jurisdiction to which the Holder is or by reason of the award of LTIP Units may become subject, to his or her particular situation; (B) the Holder has not received or relied upon business or tax advice from the Company, the Partnership or any of their respective employees, agents, consultants or advisors, in their capacity as such; (C) the Holder provides or will provide services to the Partnership on a regular basis and in such capacity has access to such information, and has such experience of and involvement in the business and operations of the Partnership, as the Holder believes to be necessary and appropriate to make an informed decision to accept this Award of LTIP Units; and (D) an investment in the Partnership and/or the Company involves substantial risks. The Holder has been given the opportunity to make a thorough investigation of matters relevant to the LTIP Units and has been furnished with, and has reviewed and understands, materials relating to the Partnership and the Company and their respective activities (including, but not limited to, the Background Documents). The Holder has been afforded the opportunity to obtain any additional information (including any exhibits to the Background Documents) deemed necessary by the Holder to verify the accuracy of information conveyed to the Holder. The Holder confirms that all documents, records, and books pertaining to his or her receipt of LTIP Units which were requested by the Holder have been made available or delivered to the Holder. The Holder has had an opportunity to ask questions of and receive answers from the Partnership and the Company, or from a person or persons acting on their behalf, concerning the terms and conditions of the LTIP Units. The Holder has relied upon, and is making its decision solely upon, the Background Documents and other written information provided to the Holder by the Partnership or the Company. The Holder did not receive any tax, legal or financial advice from the Partnership or the Company and, to the extent it deemed necessary, has consulted with its own advisors in connection with its evaluation of the Background Documents and this Agreement and the Holder’s receipt of LTIP Units.

(iii) The LTIP Units to be issued, the Converted Common Units issuable upon conversion of the LTIP Units and any Shares issued in connection with the redemption of any such Converted Common Units will be acquired for the account of the Holder for investment only and not with a current view to, or with any intention of, a distribution or resale thereof, in whole or in part, or the grant of any participation therein, without prejudice, however, to the Holder’s right (subject to the terms of the LTIP Units, the Plan and this Agreement) at all times to sell or otherwise dispose of all or any part of his or her LTIP Units, Converted Common Units or Shares in compliance with the Securities Act, and applicable state securities laws, and subject, nevertheless, to the disposition of his or her assets being at all times within his or her control.

(iv) The Holder acknowledges that (A) neither the LTIP Units to be issued, nor the Converted Common Units issuable upon conversion of the LTIP Units, have been registered under the Securities Act or state securities laws by reason of a specific exemption or exemptions from registration under the Securities Act and applicable state securities laws and, if such LTIP Units or Converted Common Units are represented by certificates, such certificates will bear a legend to such effect, (B) the reliance by the Partnership and the Company on such exemptions is predicated in part on the accuracy and completeness of the representations and warranties of the Holder contained herein, (C) such LTIP Units, or Converted Common Units, therefore, cannot be resold unless registered under the Securities Act and applicable state securities laws, or unless an exemption from registration is available, (D) there is no public market for such LTIP Units and Converted Common Units and (E) neither the Partnership nor the Company has any obligation or intention to register such LTIP Units or the Converted Common Units issuable upon conversion of the LTIP Units under the Securities Act or any state securities laws or to take any action that would make available any exemption from the registration requirements of such laws, except, that, upon the redemption of the Converted Common Units for Shares, the Company currently intends to issue such Shares under the Plan and pursuant to a Registration Statement on Form S-8 under the Securities Act, to the extent that (I) the Holder is eligible to receive such Shares under the Plan at the time of such issuance and (II) the Company has filed an effective Form S-8

Registration Statement with the Securities and Exchange Commission registering the issuance of such Shares. The Holder hereby acknowledges that because of the restrictions on transfer or assignment of such LTIP Units acquired hereby and the Converted Common Units issuable upon conversion of the LTIP Units which are set forth in the Partnership Agreement and this Agreement, the Holder may have to bear the economic risk of his or her ownership of the LTIP Units acquired hereby and the Converted Common Units issuable upon conversion of the LTIP Units for an indefinite period of time.

(v) The Holder has determined that the LTIP Units are a suitable investment for the Holder.

(vi) No representations or warranties have been made to the Holder by the Partnership or the Company, or any officer, director, shareholder, agent, or affiliate of any of them, and the Holder has received no information relating to an investment in the Partnership or the LTIP Units except the information specified in this Paragraph (b).

(c) So long as the Holder holds any LTIP Units, the Holder shall disclose to the Partnership in writing such information as may be reasonably requested with respect to ownership of LTIP Units as the Partnership may deem reasonably necessary to ascertain and to establish compliance with provisions of the Code, applicable to the Partnership or to comply with requirements of any other appropriate taxing authority.

(d) The Holder may make an election under Section 83(b) of the Code with respect to the LTIP Units awarded hereunder, and to the extent so elected has delivered with this Agreement a completed, executed copy of the election form attached to this Agreement as Exhibit A. To the extent so elected, the Holder agrees to file the election (or to permit the Partnership to file such election on the Holder’s behalf) within thirty (30) days after the Award of the LTIP Units hereunder with the IRS Service Center at which such Holder files his or her personal income tax returns, and to file a copy of such election with the Holder’s U.S. federal income tax return for the taxable year in which the LTIP Units are awarded to the Holder.

(e) The address for the Holder on file with the Company is the address of the Holder’s principal residence, and the Holder has no present intention of becoming a resident of any country, state or jurisdiction other than the country and state in which such residence is sited.

(f) The representations of the Holder as set forth above are true and complete to the best of the information and belief of the Holder, and the Partnership shall be notified promptly of any changes in the foregoing representations.